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                             AMC ENTERTAINMENT INC.

               106 West 14th Street - Kansas City, Missouri 64105

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. Stanley H. Durwood and Peter C. Brown, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the Common Stock of AMC Entertainment Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on August 15, 1997 and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.         PROPOSAL to approve Agreement and Plan of Merger and Reorganization dated as of March 31, 1997 between AMC Entertainment Inc. and Durwood, Inc. set forth as Annex 1 to the accompanying Proxy
           Statement.
           / / FOR                 / / AGAINST                 / / ABSTAIN
2.         In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
"FOR" PROPOSAL 1.
                                               Please date and sign exactly as
                                               name appears. When shares are
                                               held by joint tenants, both must
                                               sign. When signing as an
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such. If a corporation, please
                                               sign in full corporate name by
                                               President or other authorized
                                               officer. If a partnership, please
                                               sign in partnership name by
                                               authorized person.

                                               Date _______________________,1997
                                               Signature________________________
                                               Signature (if held jointly)______

                                               PLEASE MARK, SIGN, DATE AND
                                               RETURN THE PROXY CARD PROMPTLY
                                               USING THE ENCLOSED ENVELOPE.